Exhibit 10.17

Right of First Review Agreement for Overture Acquisition Corp.

January 30, 2008

Overture Acquisition Corp.

c/o Maples Corporate Services Limited

PO Box 309

Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Re: Initial Public Offering of Overture Acquisition Corp.

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Overture Acquisition Corp., a Cayman Islands exempted limited liability company (the “Company”), and J.P. Morgan Securities Inc., as representative of the underwriters named therein (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit composed of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Share”), and one warrant, which is exercisable for one Ordinary Share (the “Warrants”). Certain capitalized terms used herein are defined in paragraph 3 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree with the Company as follows:

1. The undersigned agree that from the Effective Date of the Registration Statement until the earlier of (i) the consummation of an Initial Business Combination or (ii) 24 months from the Effective Date of the Registration Statement, the Company shall have the right of first review (the “Right of First Review”) with respect to business combination opportunities of the undersigned and companies or other entities which the undersigned manage or control with an enterprise value of $120 million or more. The undersigned will first offer, and will cause such companies or other entities under their management or control to first offer (subject to any fiduciary obligations the undersigned or members of management or members of the board of directors of such companies or other entities may have), any such business combination opportunity to the Company. The undersigned will not, and will cause each company or other entity under their management or control not to, pursue such business combination opportunity unless and until a majority of the Company’s disinterested directors has determined for any reason that the Company will not pursue such opportunity.

2. Each of the undersigned has the full right and power, without violating any agreement by which he or it is bound, to enter into this letter agreement.

3. As used herein, (i) “Effective Date” shall mean the date of the notice of effectiveness of the Registration Statement from the United States Securities and Exchange Commission; (ii) “Initial Business Combination” shall mean the effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more operating businesses in connection with which the Company will require that a majority of the Ordinary Shares voted by the Public Shareholders are voted in favor of such acquisition and Public Shareholders owning less than 30% of the IPO Shares exercise their redemption rights; (iii) “IPO Shares” shall mean the Ordinary Shares underlying the Units issued in the IPO; (iv) “Public Shareholders” shall mean purchasers of Ordinary Shares in the IPO or in the secondary market, including any of the Company’s officers or directors or their affiliates, including the undersigned, to the extent that they purchase or acquire Ordinary Shares in the IPO or the secondary market; and (v) “Registration Statement” shall mean the Company’s Registration Statement on Form S-1 (File No. 333-146946, originally filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on October 26, 2007) in the form it became effective and including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended.

4. Each of the undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

5. This letter agreement shall be binding on the undersigned and their successors and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) 24 months from the effective date of the Registration Statement; provided that such termination shall not relieve the undersigned from liability for any breach of this letter agreement prior to its termination.

6. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

7. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first set forth above.

/s/ John F. W. Hunt
John F. W. Hunt

/s/ Marc J. Blazer
Marc J. Blazer

ACCEPTED AND AGREED:

Overture Acquisition Corp.

By:	/s/ John F. W. Hunt
Name: John F. W. Hunt Title: Chief Executive Officer

Signature Page to Right of First Review Agreement